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                                                                    EXHIBIT 1(a)

                           ARTICLES OF INCORPORATION

                                       OF

                          THE MARKET STREET FUND, INC.

            The undersigned James S. Coale, II, whose office address is Provident Mutual, 1600 Market Street, Philadelphia, Pennsylvania 19103, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE I
                                      NAME

            The name of the corporation (hereinafter referred to as the "Corporation") shall be the Market Street Fund, Inc.

                                   ARTICLE II
                                    DURATION

            The period of its duration is perpetual.


                                  ARTICLE III
                                    PURPOSE

            The purposes for which the Corporation is formed are:

            (a) To operate and carry on the business of an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise all powers necessary and appropriate to the conduct of such business.

            (b) To subscribe for, invest in, purchase or otherwise acquire, to own, hold, sell, exchange or pledge or otherwise
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dispose of, securities of every nature and kind, whether now in existence or hereafter created.

            (c) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, consistent with all applicable laws and regulations, including the 1940 Act.

            (d) To redeem, retire, repurchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote of consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

            (e) To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of Maryland, and to have all the powers of a corporation under the applicable corporation laws as in effect from time to time of the State of Maryland.

                                   ARTICLE IV
                      PRINCIPAL OFFICE AND RESIDENT AGENT

            The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of





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the resident agent of the Corporation in this State is The Corporation Trust
Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE V
                                 CAPITAL STOCK

            Section 5.1. The Board of Directors of the Corporation is empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized (without the necessity of offering the same in any part thereof to existing shareholders) for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

            Section 5.2. No holder of shares shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors in its discretion may determine.

            Section 5.3. The total number of shares of capital stock of all classes which the Corporation is authorized to issue is two hundred million shares (200,000,000), par value of one cent





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($.01) per share, with an aggregate par value of two million dollars
($2,000,000). Twenty million (20,000,000) of such shares may be issued in the following classes, each class comprising the number of shares and having the designations indicated; subject, however, to the authority herein granted to the Board of Directors to change the designation of any class and to increase or decrease any such number of shares:

            Growth Class  . . . . . . . . .Five Million (5,000,000) shares
            Money Market Class  . . . . . .Five Million (5,000,000) shares
            Bond Class  . . . . . . . . . .Five Million (5,000,000) shares
            Discretionary Class . . . . . .Five Million (5,000,000) shares

The Board of Directors of the Corporation is authorized, from time to time, by resolution to classify or reclassify the balance of one hundred eighty million (180,000,000) authorized shares, and any other unissued shares of stock of the Corporation, into one or more classes that are or may be established or designated from time to time, by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and condition of redemption of such stock, and to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding, and the total number of authorized shares shall not be increased above the number of shares authorized in the Corporation's Articles of Incorporation except by amendment thereto.





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         Section 5.4.     Without limiting the generality of the foregoing, (a)
the Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any shares of any class reacquired by the Corporation; and (b) dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with requirements of regulatory authorities.

         Section 5.5. The establishment and designation of any class of shares in addition to those established and designated in subsection 5.6 shall be effective upon (a) the authorization of such class by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class and (b) the filing for record of the articles supplementary required by Section 2-208 of the Maryland General Corporation Law with the State Department of Assessments and Taxation of Maryland. At any time when there are no shares outstanding or subscribed for





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a particular class previously established and designated by the Board of
Directors, the Class may be eliminated by similar means.

         Section 5.6. Without limiting the authority set forth herein of the Board of Directors to establish and designate any further classes, there are hereby established and designated four classes of stock to be known as: the Growth Class, the Money Market Class, the Bond Class, and the Discretionary Class. The shares of said classes and any shares of any further class that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further classes at the time of establishing and designating such further classes) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

         (a) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestments of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings,





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profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors, to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

         (b) Liabilities Belonging to a Class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time





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in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

         (c) Income Belonging to a Class. The Board of Directors shall have full discretion to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act to determine: (i) which items shall be treated as income and which items as capital; and (ii) "income belonging to" a class which shall include all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period. Each such determination and allocation shall be conclusive and binding.

         (d) Dividends. Dividends and distributions on shares of a particular class may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise, after providing for actual and accrued liabilities belonging to that class, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.





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         All dividends on shares of a particular class shall be paid only out of the income belonging to that class and capital gains distributions on shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulation promulgated thereunder. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company.





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         Dividends and distributions may be paid in cash, property or shares, including authorized but unissued shares, or treasury shares, or a combination of any of the foregoing, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in subsection 5.3(h).

         (e) Liquidation. In the event of the liquidation of the Corporation or of a particular class, the shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the shareholders of any particular class shall be distributed among such shareholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act. In the event that there are any general assets not belonging to any particular class of stock and available for distributing such distribution shall be made to holders of stock of various classes in such proportion as





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the Board of Directors determines to be fair and equitable, and such determination by the Board of Directors shall be final.

         (f) Voting. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each share standing in his or her name on the books of the Corporation, irrespective of the class thereof, and all outstanding shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland General Corporation Law, or as to any matter that the Board of Directors determines, in its sole discretion, concerns only one or more particular class, a separate vote by that class shall apply in lieu of Single Class voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes, then, subject to (c) below, the shares of all other classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

         (g) Redemption by Shareholder. Each holder of shares of a particular class shall have the right at such times and on such terms and conditions as may be permitted by the Corporation to require the Corporation to redeem all or any part of the shares of that class standing in the name of such holder on the books of the Corporation at a redemption price per share equal to the net





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asset value per share of that class next determined in accordance with subsection 5.3(h) after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or in other assets belonging to the class of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

         Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class to require the Corporation to redeem shares of that class during any period or at any time when and to the extent permissible under the 1940 Act.

         (h) Net Asset Value per Share. The net asset value per Share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of shares of that class outstanding.

         The Board of Directors may determine to maintain the net asset value per share of any class at a designated constant dollar amount. In connection therewith, the Board of Directors may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class as dividends





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payable in additional shares of that class at the designated constant dollar amount and for the redemption of shares as necessary to maintain a constant net asset value in the event of any losses attributable to that class.

         (i) Equality. All shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each share of any particular class shall be equal to each other share of that class. The Board of Directors may from time to time divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of outstanding shares of any other class.

         (j) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that the holders of shares of any class shall have the right to convert or exchange said shares into shares of one or more other classes or shares in accordance with such requirements and procedures as may be established by the Board of Directors.

         (k) Fractional Shares. The Corporation may issue, sell redeem, repurchase, and otherwise deal in and with shares of its capital stock of all or any classes in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock of all and any





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classes having proportionately to the respective fractions represented thereby all the rights of whole shares of all or any class including, without limitation, the right to vote, the right to receive dividends, and distributions, the right to participate upon liquidation of the Corporation, provided that the issue of shares in fractional denominations or certificates therefor of all or any class shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By Laws.

         (l) Ownership Record. The corporation may issue shares in open account form without issuance or delivery of certificate therefor, in which case the ownership of such shares shall be reflected exclusively by entry in the books of the corporation.


                                   ARTICLE VI
                                   DIRECTORS

         Section 6.1. The initial number of directors of the corporation shall be five (5), which number may be increased or decreased in accordance with the By-Laws of the Corporation but shall never be less than three. The names of the directors who shall act until the initial shareholders' meeting and until their successors have been duly chosen and qualified are;

                                        Dr. Alan Gart
                                        John P. Lloyd
                                        Leonard H. McCandless
                                        James C. A. McClennen
                                        Dr. James E. Walter





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         Section 6.2.     The business and affairs of the Corporation shall be
managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the shareholders.

         Section 6.3. The following additional provisions not inconsistent with law are hereby established for the management, conduct and regulation of the business and affairs of the Corporation and of its Directors and shareholders:

                 (a) Assets of this Corporation may be held by or deposited with a custodian as prescribed from time to time by the Board of Directors or the By-Laws.

                 (b) The By-Laws of this Corporation, as from time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by the Corporation.

         Section 6.4. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created, shall have





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been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation and as to the value of any asset, as to the allocation of any asset of the Corporation to a particular class or classes of shares, as to the funds available for the declaration of dividends, and as to the declaration of dividends, as to the charging of any liability of the Corporation to a particular class or classes of shares, as to the number of outstanding shares of any class or classes, as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments of shares, or the determination of the net asset value per share of any class, shall be final and conclusive.

         Section 6.5. Specifically and without limitation of subsection (4) of this Article but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with The Provident Mutual Life Insurance Company of Philadelphia, and any parent, subsidiary or affiliate of such firm or any affiliate of any such affiliate, or the stockholders, directors, officers and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be





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composed in part of directors, officers or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, are or become directors, officers, or employees of such firm and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the corporation at the time at which it was entered into.


                                  ARTICLE VII
                                INDEMNIFICATION

         The Corporation shall indemnify its directors and officers to the maximum extent required, and may indemnify such directors and officers to the maximum extent permitted by the





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General Corporation Law of the State of Maryland as from time to time amended, subject to the limitations set forth in these Articles of Incorporation.

         No provision of these Articles of Incorporation shall be effective (a) to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) to protect or purport to protect any director or officer of the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII
                              SHAREHOLDER MEETINGS

         Meetings of shareholders may be held inside or outside the State of Maryland, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provisions of law) inside or outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.





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                                   ARTICLE IX
                              VOTING REQUIREMENTS

         Section 9.1. Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes (or of any class entitled to vote thereon as a separate class) to take or authorize any action, in accordance with the authority granted by Section 2-104 of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of shares (or a majority of the aggregate number of shares of a class entitled to vote thereon as a separate class) entitled to vote thereon.

         Section 9.2. The right to cumulate votes in the election of directors is expressly prohibited.


                                   ARTICLE X
                                   AMENDMENT

         The Corporation reserves the right to alter, amend or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred herein upon the Corporation's shareholders, directors and officers are granted subject to such reservation.


                                   ARTICLE XI
                                    BY-LAWS

         The original By-Laws of the Corporation shall be adopted by the initial Directors named herein. Thereafter the Board of





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Directors shall have the power to make, alter or repeal the By-Laws except as the By-Laws from time to time in effect may require shareholder action for adoption, alteration or repeal of particular By-Law provisions.

         In Witness Whereof, the undersigned incorporator of the Market Street Fund, Inc., who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act.


Dated the 19th day of March, 1985

                                          /s/ James S. Coale, II
                                          --------------------------------------
                                          James S. Coale, II
                                          1600 Market Street
                                          Philadelphia, Pennsylvania 19103



COMMONWEALTH OF PENNSYLVANIA)
                            ) SS.S
COUNTY OF PHILADELPHIA      )

SUBSCRIBED AND SWORN to before me this 19th day of March, 1985.


                                                   /s/ John C. Kendall
                                                   ---------------------------
                                                   Notary Public


My commission expires March 6, 1988
                      -----------------------------------





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